CONSUMER PARTNERS ACQUISITION CORP.

AUDIT COMMITTEE
CHARTER

I.  PURPOSE

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Consumer Partners Acquisition Corp. (the “Corporation”) shall provide assistance to the Board in fulfilling the Board’s responsibility to the Corporation’s shareholders relating to the Corporation’s accounting, financial reporting practices, the system of internal control, the audit process, the quality and integrity of its financial reports and the Corporation’s process for monitoring compliance with laws and regulations and the code of conduct.

The Committee’s responsibility is oversight. Management of the Corporation has the responsibility for the Corporation’s financial statements as well as the Corporation’s financial reporting process, principles and internal controls. The independent auditor is responsible for performing an audit of the Corporation’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Corporation’s quarterly financial statements and other procedures. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons within the Corporation and of the professionals and experts (such as the independent auditor) from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management of the independent auditor as to any non-audit services provided by the independent auditor to the Corporation.

II.  AUTHORITY

The Committee has the authority to conduct or authorize investigations into any matters within its scope of responsibility. Its primary duties and responsibilities are to:

•	Appoint, compensate and oversee the work of any registered public accounting firm employed by the Corporation;

•	Resolve any disagreements between management and the auditor regarding financial reporting;

•	Pre-approve all auditing and non-audit services;

•	Retain independent counsel, accountants or others to advise the Committee or assist in the conduct of an investigation;

•	Seek any information it requires from employees—all of whom are directed to cooperate with the Committee’s requests—or external parties;

•	Meet with the Corporation’s officers, external auditors or outside counsel, as necessary; and

•	Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

The Committee intends to fulfill these responsibilities primarily by carrying out the activities enumerated in Section V of this Audit Committee Charter (the “Charter”).

III.  COMPOSITION

The Committee shall be comprised of not fewer than three directors as determined by the Board, each of whom shall be independent, in that each Committee member may not, other than in his or her capacity as a director or member of any committee of the Board, (i) accept any consulting, advisory, or other compensatory fees from the Corporation; or (ii) be an affiliated person of the Corporation or any subsidiary thereof. In addition, each Committee member shall meet the independence requirements of Section 121A of the American Stock Exchange Company Guide, as such requirements may be changed from time to time; provided, that any non-independent director serving on the Committee pursuant to the “exceptional and limited circumstances” exception available under American Stock Exchange rules may not serve on the Committee for more than two (2) years; and provided, further, that such non-independent director may not be permitted to serve as chair of the Committee. The foregoing composition requirements are subject to any exceptions permitted by the applicable rules of the Securities and Exchange Commission and the American Stock Exchange.

All members of the Committee shall be financially literate by being familiar with basic finance and accounting practices and able to read and understand fundamental financial statements at the time of their appointment to the Committee. Furthermore, at least one member of the Committee shall be designated as the “audit committee financial expert” with financial sophistication as defined by having experience in finance or accounting, professional certification in accounting, or any other comparable experience or background, such as being or having been a Chief Executive Officer or Chief Financial Officer or other senior officer with financial oversight responsibilities. The Corporation shall disclose, in its annual report, whether or not, and if not, the reasons therefor, the Committee includes at least one “audit committee financial expert,” as defined by the Securities Exchange Act of 1934, as amended.

The members of the Committee shall be elected by the Board or its Nominating Committee at the annual organizational meeting of the Board and shall hold office until their resignations or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

IV.  MEETINGS

The Committee shall meet in executive session at least four times per year, no less than quarterly, or more frequently as circumstances dictate. All Committee members are expected to attend each meeting, in person or via tele- or video-conference. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

As part of its job to foster open communication, the Committee should meet separately, at least annually, with management, the director of the internal auditing department and the independent auditor to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet separately with the independent auditor, and management annually to review the Corporation’s financial statements in accordance with Section V below.

V.  RESPONSIBILITIES AND DUTIES

The Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment, retention, compensation, evaluation, oversight and, if necessary, termination of the registered public accounting firm employed by the Corporation (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each registered public accounting firm shall report directly to the Committee. To fulfill its responsibilities and duties, the Committee shall:

Document Review & Reporting Process

1.
Review and reassess, at least annually, the adequacy of this Charter, make recommendations to the Board and request approval for proposed changes, as conditions dictate, to update this Charter and ensure appropriate disclosure as may be required by law or regulation.

2.
Review with management and the independent auditor the Corporation’s annual and quarterly financial statements and Form 10-K and 10-Q prior to the filing of such forms or prior to the release of earnings, including a discussion with the independent auditor of the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”).

3.
Review with management and the independent auditor each Form 8-K prior to its filing or prior to the release of earnings, including a discussion with the independent auditor of the matters required to be discussed by SAS No. 61. The Chair of the Committee may represent the entire Committee for purposes of this review.

4.
Review with management and the independent auditor the effect of regulatory and accounting initiatives that may affect the Corporation, as well as the effect of any off-balance sheet structures and transactions on the Corporation’s financial statements.

5.	Regularly report to the Board about Committee activities, issues and related recommendations.

6.	Provide an open avenue of communication between internal audit, the external auditors and the Board.

7.
Report annually to the shareholders, describing the Committee’s composition, responsibilities and how they were discharged and any other information required by rule, including approval of non-audit services.

8.	Review any other reports the Corporation issues that relate to Committee responsibilities.

9.	Perform other activities related to this Charter as requested by the Board.

10.	Institute and oversee special investigations as needed.

11.	Confirm annually that all responsibilities outlined in this Charter have been carried out.

12.	Evaluate the Committee’s and individual members’ performance on a regular basis.

Financial Reporting Process

1.
In consultation with the independent auditor and the internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external. The Committee shall report regularly to and review with the full Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent auditor or the performance of the internal audit function.

2.
Consider and approve, if appropriate, changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditor, management or the internal auditing department.

3.
Ensure that there exist regular systems of reporting to the Committee by each of management, the independent auditor and the internal auditor regarding any significant judgments made in management’s preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

4.	Regularly review any significant disagreements among management and the independent auditor or the internal auditing department in connection with the preparation of the financial statements.

5.
Ensure and oversee timely reports from the independent auditor to the Committee of (i) all critical accounting policies and practices; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Corporation, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and the management of the Corporation, such as any management letter or schedule of unadjusted differences.

Financial Statements

1.
Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas and recent professional and regulatory pronouncements and understand their impact on the financial statements.

2.	Review with management and the external auditors the results of the audit, including any difficulties encountered.

3.	Review the quarterly and annual financial statements and consider whether they are complete, consistent with information known to committee members and reflect appropriate accounting principles.

4.	Review other sections of the annual report and related regulatory filings before release and consider the accuracy and completeness of the information.

5.	Review with management and the external auditors all matters required to be communicated to the committee under generally accepted auditing standards.

6.	Understand how management develops interim financial information and the nature and extent of internal and external auditor involvement.

7.
Review interim financial reports with management and the external auditors before filing with regulators and consider whether they are complete and consistent with the information known to committee members.

Internal Control

1.	Consider the effectiveness of the Corporation’s internal control system, including information technology security and control.

2.
Understand the scope of internal and external auditors’ review of internal control over financial reporting and obtain reports on significant findings and recommendations, together with management’s responses.

Internal Audit

1.	Review with management and the chief audit executive the Charter, plans, activities, staffing, and organizational structure of the internal audit function.

2.	Ensure there are no unjustified restrictions or limitations and review and concur in the appointment, replacement or dismissal of the chief audit executive.

3.	Review the effectiveness of the internal audit function, including compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

4.	On a regular basis, meet separately with the chief audit executive to discuss any matters that the committee or internal audit believes should be discussed privately.

External Audit

1.	Review the external auditors’ proposed audit scope and approach, including coordination of audit effort with internal audit.

2.	Review the performance of the external auditors, and exercise final approval on the appointment or discharge of the auditors.

3.
Review and confirm the independence of the external auditors by obtaining statements from the auditors on relationships between the auditors and the Corporation, including non-audit services and discussing the relationships with the auditors.

4.	On a regular basis, meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately.

Independent Auditor

1.
Review the performance of the independent auditor and appoint or terminate the independent auditor. The Committee has the sole authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor. The independent auditor is ultimately accountable to the Committee for such auditor’s review of the financial statements and controls of the Corporation. The Committee shall determine the appropriate compensation of the independent auditor.

2.
Approve in advance all audit services and all permitted non-audit services, except where such services are determined to be de minimis under the Exchange Act. The Committee may delegate, to one or more designated members of the Committee, the authority to grant such pre-approvals. The decisions of any member to whom such authority is delegated shall be presented to the full Committee at each of its scheduled meetings.

3.	Oversee and ensure the independence of the auditor by:

•
receiving from, and reviewing and discussing with, the auditor, on a periodic basis, a formal written statement delineating all relationships between the auditor and the Corporation consistent with Independence Standards Board Standard 1 (“ISB No. 1”);

•
reviewing, and actively discussing with the Board, if necessary, and the auditor, on a periodic basis, any disclosed relationships or services between the auditor and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the auditor;

•	recommending, if necessary, that the Board take appropriate action to satisfy itself of the auditor’s independence; and

•
ensuring that the lead or coordinating audit partner having primary responsibility for the audit, or the audit partner responsible for reviewing the audit does not perform audit services for the Corporation for more than five (5) consecutive fiscal years.

4.	Set clear hiring policies for employees or former employees of the Corporation’s independent auditor.

Legal Compliance/General

1.	Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

2.	Report through its Chair to the Board following meetings of the Committee.

3.	Maintain minutes or other records of meetings and activities of the Committee.

4.
Review and approve, prior to the Corporation’s entry into any such transactions, all transactions between the Corporation and its executive officers, members of its Board, beneficial holders of more than 5% of the Corporation’s securities, immediate family members of any of the foregoing persons, and any other parties whom the Board determines may be considered to be related parties.

5.
When deemed necessary by the members of the Committee, retain independent legal, accounting or other advisors or consultants to advise and assist the Committee in carrying out its duties, without needing to seek approval for the retention of such advisors or consultants from the Board. The Committee shall determine the appropriate compensation for any advisers retained by the Committee. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

6.
Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

7.	Perform any other activities consistent with this Charter, the Corporation’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

•
Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

•	Review the findings of any examinations by regulatory agencies and any auditor observations.

•	Review the process for communicating the code of conduct to Corporation personnel and for monitoring compliance therewith.

•	Obtain regular updates from management and Corporation legal counsel regarding compliance matters.

VI. COMPENSATION

Committee members shall be compensated by the Corporation solely in the form of directors’ fees. Committee members may, however, receive greater fees than those received for Board service by other Board members, in light of their heightened responsibilities to the Corporation.